    As filed with the Securities and Exchange Commission on August 30, 2000
                                                   Registration No. 333-
                                                                        --------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           MICROSTRATEGY INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                              51-0323571
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

8000 Towers Crescent Drive
Vienna, Virginia                                                  22182
(Address of Principal Executive Offices)                        (Zip Code)

                             1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             Mr. Michael J. Saylor
                     President and Chief Executive Officer
                           MicroStrategy Incorporated
                           8000 Towers Crescent Drive
                                Vienna, VA 22182
                    (Name and Address of Agent for Service)

                                 (703) 848-8600
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                               Proposed Maximum         Proposed Maximum
 Title of Securities to     Amount to be      Offering Price Per       Aggregate Offering          Amount of
 be Registered               Registered              Share                   Price             Registration Fee
----------------------------------------------------------------------------------------------------------------
Class A Common Stock,        11,000,000          $ 43.08(1)            $ 473,899,615.32(1)       $ 125,112.00
 par value $0.001 per          shares
 share
================================================================================================================


(1) For purposes of computing the registration fee only. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the Proposed Maximum Offering Price Per Share is based upon (i) with respect to 8,585,238 shares that may be acquired pursuant to stock options granted by MicroStrategy Incorporated (the "Company") under the MicroStrategy Incorporated 1999 Stock Option Plan, as amended (the "Option Plan") prior to the date of this Registration Statement, the actual price at which such stock options may be exercised; and (ii) with respect to the remaining 2,414,762 shares that may be acquired pursuant to stock options that may be granted by the Company under the Option Plan from time to time after the date hereof, $25.8125 per share, which represents the average of the high and low prices reported on the Nasdaq Stock Market for shares of the Class A Common Stock on August 23, 2000.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Registrant's 1999 Stock Option Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference
              ---------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3) The description of the Class A Common Stock of the Registrant, $.001 par value per share (the "Class A Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Class A Common Stock offered hereby have been sold or which deregisters all shares of Class A Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities
              -------------------------

              Not applicable.

     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

              The legality of the Class A Common Stock being offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts.

     Item 6.  Indemnification of Directors and Officers
              -----------------------------------------

     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. MicroStrategy has included such a provision in its Certificate of Incorporation.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     MicroStrategy's certificate of incorporation provides that an officer or director of MicroStrategy will not be personally liable to MicroStrategy or its stockholders for monetary damages for any breach of his fiduciary duty as an officer or director, except in certain cases where liability is mandated by the Delaware General Corporation Law. The provision has no effect on any non-monetary remedies that may be available to

MicroStrategy or its stockholders, nor does it relieve MicroStrategy or its officers or directors from compliance with federal or state securities laws. MicroStrategy's certificate of incorporation also generally provides that MicroStrategy shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he is or was a director or officer of MicroStrategy, or is or was serving at the request of MicroStrategy as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such proceeding. An officer or director shall not be entitled to indemnification by MicroStrategy if the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of MicroStrategy, or with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

     MicroStrategy has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     Item 7.  Exemption from Registration Claimed
              -----------------------------------

              Not applicable.

     Item 8.  Exhibits
              --------

              The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  Undertakings
              ------------

              1.  The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia on August 30, 2000.


                                  MICROSTRATEGY INCORPORATED


                                  By: /s/ Michael J. Saylor
                                      -----------------------------
                                      Michael J. Saylor
                                      Chairman of the Board,
                                      Chief Executive Officer and President



                        POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below constitutes and appoints Michael
J. Saylor, Sanju K. Bansal, Eric F. Brown and Jonathan F. Klein as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                           Title                              Date
----------                                           -----                              ----


    /s/ Michael J. Saylor               Chairman of the Board, Chief Executive       August 30, 2000
-----------------------------------     Officer and President (Principal
   Michael J. Saylor                    Executive Officer)




    /s/ Eric F. Brown                   Vice President, Finance and Chief            August 24, 2000
-----------------------------------     Financial Officer (Principal Financial
   Eric F. Brown                        and Accounting Officer)


    /s/ Sanju K. Bansal                  Director                                    August 23, 2000
-----------------------------------
   Sanju K. Bansal


   /s/ Frank A. Ingari                   Director                                    August 24, 2000
-----------------------------------
   Frank A. Ingari


    /s/ Jonathan J. Ledecky              Director                                    August 27, 2000
-----------------------------------
   Jonathan J. Ledecky


    /s/ John W. Sidgmore                 Director                                    August 28, 2000
-----------------------------------
   John W. Sidgmore


    /s/ Ralph S. Terkowitz               Director                                    August 28, 2000
-----------------------------------
   Ralph S. Terkowitz


EXHIBIT INDEX


Exhibit
Number              Description
-------             -----------


  4.1*    Specimen Certificate for Class A Common Stock of the Registrant

  5.1     Opinion of Hale and Dorr LLP

 23.1     Consent of Hale and Dorr LLP (included in Exhibit 5.1)

 23.2     Consent of PricewaterhouseCoopers LLP

 24 Power of Attorney (included in the signature pages of this Registration Statement)


* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-49899).